                                   EXHIBIT B

               TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
               --------------------------------------------------
                            DURING THE LAST 60 DAYS
                            -----------------------


Settlement       By          For the     Quantity     Price     Type of Trade   Broker
  Date       -----------   Account of    --------      per      -------------   ------
----------                 -----------                Share
                                                    ---------
======================================================================================
  01/20/98   BVF Ltd.      Partners        60,000    $11.3750   Purchase        MLCO
--------------------------------------------------------------------------------------
  01/20/98   BVF Ltd.      Partners         3,900    $11.7500   Purchase        INET
--------------------------------------------------------------------------------------
  01/23/98   BVF Ltd.      Partners         1,000    $12.0000   Purchase        INET
--------------------------------------------------------------------------------------
  01/26/98   BVF           Partners        55,000    $12.3750   Purchase        BEST
--------------------------------------------------------------------------------------
  01/26/98   PAL           Partners         5,000    $12.3750   Purchase        BEST
--------------------------------------------------------------------------------------
  01/26/98   BVF Ltd.      Partners        40,000    $12.3750   Purchase        BEST
--------------------------------------------------------------------------------------

   INET  =   Instinet
   MLCO  =   Merrill Lynch & Co.
   BEST  =   Bear Stearns